Third Quarter 2023 Investor Presentation Encore Capital Group, Inc. November 1, 2023 Exhibit 99.1

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes), supply, portfolio pricing, multiples, returns, ERC and earnings growth, run rates, tax rates, leverage, interest expense, the consumer credit cycle and the impacts of inflation, interest rates and other macroeconomic factors. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward- looking statements.

Encore Capital Group, Inc. 3 Q3 2023 Highlights ▪ MCM1 business continues to thrive o Continuing growth in U.S. portfolio supply, driven by credit card lending growth and rising charge off rates, has led to improving portfolio pricing and returns o Portfolio purchases of $179M at a 2.4x purchase price multiple ▪ Cabot1 continues to navigate challenging purchasing markets o We continue to constrain Cabot deployments - $51M in Q3 - until returns become more attractive ▪ Q3 global collections performance was in line with expectations and continues to reflect normalized consumer behavior and a stable collections environment ▪ Post Q3-close, added $175M liquidity at attractive terms amid challenging capital market conditions 1) Midland Credit Management (MCM) is our business in the U.S. and Cabot is our business in Europe including the U.K.

Encore Capital Group, Inc. 4 Our Business and Our Strategy ▪ Purchase NPL portfolios at attractive cash returns ▪ Focus on the consumer and ensure the highest level of compliance ▪ Meet or exceed collection expectations ▪ Maintain efficient cost structure ▪ Minimize cost of funding Market Focus Competitive Advantage Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 5 Credit card lending in the U.S. continues to grow and charge off rate continues to rise Outstanding U.S. Revolving Credit and U.S. Credit Card Charge Off Rate Source: U.S. Federal Reserve 0% 1% 2% 3% 4% 5% 6% 500 600 700 800 900 1000 1100 1200 1300 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 U.S. revolving credit U.S. credit card charge off rate $ B ill io n s +$184B $1.28T Aug 2023 3.15% Q2 2023 Market Focus

Encore Capital Group, Inc. 6 Delinquencies continue to rise - leading to record volume projected to be sold by banks/issuers in 2023 Source: TransUnion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 30+ Days 60+ Days 90+ Days U.S. Bankcard Balance Delinquency Rates 2015 2016 2017 2018 2019 2020 2021 2022 2023 % o f B a la n c e s P a s t D u e Market Focus

Market Focus

Continuing U.S. market supply growth and improving portfolio pricing leading to attractive MCM purchase price multiples

- Market supply growth in the U.S. continues
  - Lending setting new records every month
  - Charge-off rates continue upward trend
- Q3 2023 portfolio purchases in the U.S. of $179M
  - 2.4x multiple in Q3, a result of disciplined purchasing approach amid improving pricing environment
  - Q4 purchasing expected to be above $200M at a 2.4x multiple, would establish a new annual MCM purchasing record
  - Competitors facing realities of prior purchasing and valuation decisions
- MCM collections of $330M in Q3 with stable U.S. consumer behavior
- MCM continues to expand operational capacity to match growing purchases, adding 350 account managers so far in 2023

MCM (U.S.) Collections (in $M)


325
304
329
336
330
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Encore Capital Group, Inc.
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Encore Capital Group, Inc. 8 Cabot’s collections remain stable as we continue to constrain portfolio purchasing in the competitive UK/EU market ▪ Cabot collections of $135M were flat compared to recent quarters ▪ UK credit card outstandings still 8% below pre-pandemic level1 ▪ European market remains very competitive ▪ Cabot’s portfolio purchases were $51M as we continue to constrain our deployments until returns become more attractive ▪ Prudently managing cost structure Cabot (Europe) Collections (in $M) 132 131 133 139 135 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 1) Source: Bank of England Market Focus

Encore Capital Group, Inc. 9 MCM’s collections performance is driving increased collection expectations and purchase price multiple expansion 1.8 2.0 2.1 2.2 2.4 2.4 2.2 2.1 2.4 2.4 2.6 2.9 2.4 2.1 2.3 0.0 0.5 1.0 1.5 2.0 2.5 3.0 2016 2017 2018 2019 2020 2021 2022 2023 YTD Initial Multiple Multiples as of Q3 2023 MCM Portfolio Purchase Price Multiples (by vintage) 1) Initial multiple is established at the end of each year as the weighted average purchase price multiple for all portfolios purchased during that year. Note: Current purchase price multiple is calculated as (cumulative collections + ERC) ÷ purchase price. 1 Our strong purchase price multiples and best-in-class returns are driven by meaningful differentiators: ▪ Disciplined purchasing ▪ Superior collections effectiveness ▪ Continuous collections improvement efforts Competitive Advantage

Encore Capital Group, Inc. Atypical consumer behavior drove reduced market supply 10 U.S. ERC growth driven by both attractive purchase price multiples and increased purchase volume Quarterly MCM (U.S.) Portfolio Purchasing and Resulting ERC Added (in $M) 174 180 173 154 185 125 141 92 92 90 102 125 94 116 177 169 213 213 179 367 391 373 347 421 328 344 231 232 219 245 299 217 239 350 394 471 478 431 0 50 100 150 200 250 300 350 400 450 500 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 MCM Portfolio Purchases MCM ERC Added 1) ERC (Estimated Remaining Collections) Added represents a calculated approximation of the amount of ERC added for a given quarter based on the change in Total Estimated Gross Collections (as defined in the 10-Q) for the quarter. See the table "Purchase Price Multiple" in the Company's 10-Q filing for additional detail. 1 Competitive Advantage Compared to Q3 2022, capital deployed increased 1.5% but ERC Added increased more than 20%

Encore Capital Group, Inc. Atypical consumer behavior in the U.S. also drove higher collections 11 Increasing U.S. purchasing and improving pricing contributing to quarterly cash generation growth trend for Encore Quarterly Encore Cash Generation1 (in $M) 0 50 100 150 200 250 300 350 400 450 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 Adjusted EBITDA Collections applied to principal balance Q3 typically lower than Q2 due to U.S. seasonality 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance. 2) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2 Competitive Advantage

Encore Capital Group, Inc. 12 Detailed Financial Discussion

Encore Capital Group, Inc. 13 Q3 2023 Key Financial Measures Q3 2023 Q3 2022 Q3 2023 vs. Q3 2022 Portfolio Purchases $231M $233M -1% ERC1 $7.88B $7.31B +8% Collections $465M $458M +2% Revenues $310M $308M +1% Operating Expenses $234M $227M +3% Interest Expense $51M $39M +29% GAAP Net Income $19M $31M -39% GAAP EPS $0.79 $1.22 -35% ▪ Q3 2023 interest expense of $51M increased primarily due to increasing interest rates and a higher debt balance ▪ Impact on Q3 2023 revenues (-$17M) and earnings (-$0.60) from changes in recoveries: o $4M of recoveries below forecast reduced Q3 2023 EPS by $0.16 o $13M of negative changes in expected future recoveries reduced Q3 2023 EPS by $0.44 1) 180-month Estimated Remaining Collections

Encore Capital Group, Inc. 14 Q3 collections of $465M reflect a stable collections environment Collections by Geographic Location (in $M) Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 United States Europe Other 465458 462 436 477 Note: Year-to-date global collections through Q3 2023 were 97%, U.S. collections were 97% and Europe collections were 98% of the Dec 31, 2022 portfolio ERC forecast for the period, respectively, for portfolios purchased prior to Dec 31, 2022.

Encore Capital Group, Inc. Target Leverage Ratio Range 15 Our leverage ratio has leveled off and remains well within our target range 4.3x 3.4x 2.7x 2.5x 2.5x 2.6x 2.8x 2.7x 2.4x 1.9x 2.4x 2.8x 0 1 2 3 4 5 6 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Debt/Equity Leverage Ratio Leverage 1) Leverage Ratio utilizes non-GAAP metrics and is defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for calculations and a reconciliation to GAAP. 1 Balance Sheet Strength

Encore Capital Group, Inc. 16 Our funding structure is well diversified with no material maturities until 2025; Added $175M in liquidity since the end of Q3 Debt Maturity Profile at September 30, 2023 (in $M) 370 366 439 305 100 230 864 409 10 29 470 775 864 744 230 0 200000000 400000000 600000000 800000000 1E+09 2023 2024 2025 2026 2027 2028 2029 ▪ As of September 30, 2023, available capacity under Encore’s global senior facility was $307M, not including non-client cash and cash equivalents of $126M Post-Q3 close activities included: ▪ Entered into new $175M U.S. facility secured by U.S. receivable portfolios ▪ Amended Cabot securitisation facility to extend maturity to 2028 and reduce size by £95M to £255M ▪ Issued an additional €100M of 2028 Floating Rate Notes Bonds 47% Revolving Credit Facility 28% Private Placement Notes 1% Convertible Notes 11% Securitisation Facility 13% Balance Sheet Strength

Encore Capital Group, Inc. 17 Our Financial Priorities ▪ Preserve financial flexibility ▪ Target leverage1 between 2.0x and 3.0x ▪ Maintain a strong BB debt rating ▪ Portfolio purchases at attractive returns ▪ Strategic M&A ▪ Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio.

Encore Capital Group, Inc. 18 Competitive advantages differentiate our business and results We believe Encore is truly differentiated from our competitors ▪ Encore is largest player in U.S. debt buying market, which is world’s largest market with the highest returns ▪ Our purchase price multiples – collecting more over a vintage’s lifetime generates more cash, more earnings and higher returns ▪ Well-diversified global balance sheet – allows allocation of capital to highest return opportunities as well as flexible funding solutions ▪ $8 billion in ERC – built using consistent, disciplined purchasing approach, represents enormous capability to generate cash Competitive Advantage

Encore Capital Group, Inc. 19 Our Mission, Vision and Values are key enablers of our success Mission Creating pathways to economic freedom Vision We help make credit accessible by partnering with consumers to restore their financial health Values We Care We put people first and engage with honesty, empathy and respect We Find a Better Way We deliver our best in everything we do, find ways to make a positive difference, and achieve impactful results We are Inclusive and Collaborative We embrace our differences and work together to ensure every individual can thrive

Encore Capital Group, Inc. 20 Well-positioned to capitalize on opportunities ahead Looking Ahead ▪ Expect 2023 will be record year of capital deployment for MCM business with strong returns ▪ Robust supply pipeline in the U.S. for 2024 with even better returns ▪ Continued discipline in highly competitive European market ▪ Expect steady growth in ERC and earnings

Encore Capital Group, Inc. 21 Appendix

Encore Capital Group, Inc. 22 Key Financial Measures by Quarter 1) 180-month Estimated Remaining Collections Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Portfolio Purchases $233M $225M $276M $274M $231M ERC1 $7.31B $7.56B $7.79B $7.98B $7.88B Collections $458M $436M $462M $477M $465M Revenues $308M $234M $313M $323M $310M Operating Expenses $227M $236M $242M $235M $234M Interest Expense $39M $42M $47M $50M $51M GAAP Net Income $31M ($73M) $19M $26M $19M GAAP EPS $1.22 ($3.11) $0.75 $1.08 $0.79 1) 180-month Estimated Remaining Collections

# Key Financial Measures by Year

| | 2018 | 2019 | 2020 | 2021 | 2022 |
|---|---|---|---|---|---|
| Portfolio Purchases | $1.13B | $1.00B | $0.66B | $0.66B | $0.80B |
| ERC[1] | $7.22B | $7.83B | $8.53B | $7.75B | $7.56B |
| Collections | $1.97B | $2.03B | $2.11B | $2.31B | $1.91B |
| Revenues | $1.36B | $1.40B | $1.50B | $1.61B | $1.40B |
| Operating Expenses | $957M | $951M | $968M | $981M | $936M |
| Interest Expense | $237M | $218M | $209M | $170M | $153M |
| GAAP Net Income | $116M | $168M | $212M | $351M | $195M |
| GAAP EPS | $4.06 | $5.33 | $6.68 | $11.26 | $7.46 |

1) 180-month Estimated Remaining Collections

Encore Capital Group, Inc.

23

Encore Capital Group, Inc. 24 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share and income from operations as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

	Twelve months ending					
(Unaudited, in $ thousands)	Dec 31, 2018	Dec 31, 2019	Dec 31, 2020	Dec 31, 2021	Dec 31, 2022	Sep 30, 2023
GAAP net income, as reported	$ 109,736	$ 168,909	$ 212,524	$ 351,201	$ 194,564	$ (8,848)
Interest expense	237,355	217,771	209,356	169,647	153,308	189,689
Interest income	(3,345)	(3,693)	(2,397)	(1,738)	(1,774)	(3,382)
Provision for income taxes	46,752	32,333	70,374	85,340	116,425	54,393
Depreciation and amortization	41,228	41,029	42,780	50,079	50,494	48,128
Stock-based compensation expense	12,980	12,557	16,560	18,330	15,402	14,188
Acquisition, integration and restructuring related expenses[1]	7,523	7,049	4,962	20,559	1,213	6,608
Net gain on derivative instruments[2]	---	---	---	---	---	(3,512)
Loss on extinguishment of debt	2,693	8,989	40,951	9,300	---	---
CFPB settlement fees[3]	---	---	15,009	---	---	---
Loss on sale of Baycorp[4]	---	12,489	---	---	---	---
Goodwill impairment[4]	---	10,718	---	---	---	---
Net gain on fair value adjustments to contingent considerations[5]	(5,664)	(2,300)	---	---	---	---
Loss on derivatives in connection with the Cabot Transaction[6]	9,315	---	---	---	---	---
Expenses related to withdrawn Cabot IPO[7]	2,984	---	---	---	---	---
Adjusted EBITDA	$ 461,557	$ 505,851	$ 610,119	$ 702,718	$ 529,632	$ 297,264
Collections applied to principal balance[8]	$ 759,014	$ 765,748	$ 740,350	$ 843,087	$ 635,262	$ 794,931

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results. For the twelve months ended September 30, 2023 amount represents costs related to headcount reductions in Europe. The remainder of the costs relating to the headcount reductions in Europe are included in stock-based compensation expense.
2) Amount represents a $3.7 million gain recognized as a result of the partial dedesignation in September 2023 of a derivative instrument previously designated as a hedging instrument, net of a $0.2 million loss recognized on the change in fair value of the portion of the derivative that is not designated as a hedging instrument after the dedesignation. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
3) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
6) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors' results.
7) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
8) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned ("REO") assets and other receivable portfolios.

Encore Capital Group, Inc.

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Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
GAAP net income (loss), as reported	$ 76,083	$ 175,749	$ 60,439	$ 31,494	$ (73,118)	$ 18,626	$ 26,305	$ 19,339
Interest expense	38,088	34,633	37,054	39,308	42,313	46,835	49,983	50,558
Interest income	(568)	(437)	(588)	(749)	-	(944)	(1,123)	(1,315)
Provision for income taxes	9,061	55,024	23,250	10,920	27,231	6,409	10,029	10,724
Depreciation and amortization	12,385	11,829	11,646	11,659	15,360	10,870	10,702	11,196
Stock-based compensation expense	5,427	3,921	5,119	3,191	3,171	4,052	3,873	3,092
Net gain on derivative instruments[1]	-	-	-	-	-	-	-	(3,512)
Acquisition, integration and restructuring related expenses[2]	2,609	679	487	13	34	5,526	454	594
Adjusted EBITDA	$ 143,085	$ 281,398	$ 137,407	$ 95,836	$ 14,991	$ 91,374	$ 100,223	$ 90,676
Collections applied to principal balance[3]	$ 201,322	$ 53,567	$ 170,112	$ 179,163	$ 232,420	$ 182,981	$ 190,658	$ 188,872

1) Amount represents a $3.7 million gain recognized as a result of the partial dedesignation in September 2023 of a derivative instrument previously designated as a hedging instrument, net of a $0.2 million loss recognized on the change in fair value of the portion of the derivative that is not designated as a hedging instrument after the dedesignation. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
2) Amount represents acquisition, integration and restructuring related expenses. For the three months ended June 30, 2023 and March 31, 2023 amount represents costs related to headcount reductions at Cabot. The remainder of the costs relating to the reductions at Cabot are included in stock-based compensation expense. We adjust for these amounts because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents (a) gross collections from receivable portfolios, less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned ("REO") assets and other receivable portfolios.

Encore Capital Group, Inc.

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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	2018	2019	2020	2021	2022
Numerator					
GAAP Income from operations	$ 405,300	$ 446,345	$ 533,562	$ 633,272	$ 462,174
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	9,041	7,049	154	5,681	1,213
Expense related to certain acquired intangible assets[3]	8,337	7,017	7,010	7,417	10,074
CFPB settlement fees[4]	---	---	15,009	---	---
Goodwill impairment[5]	---	10,718	---	---	---
Net gain on fair value adjustments to contingent considerations[6]	(5,664)	(2,300)	---	---	---
Expenses related to withdrawn Cabot IPO[7]	2,984	---	---	---	---
Adjusted income from operations	$ 419,998	$ 468,829	$ 555,735	$ 646,370	$ 473,461
Denominator					
Average net debt	$ 3,388,336	$ 3,429,624	$ 3,311,835	$ 3,049,979	$ 2,855,219
Average equity	695,811	922,547	1,122,741	1,202,669	1,182,444
Average redeemable noncontrolling interest	75,989	---	---	---	---
Total average invested capital	$ 4,160,136	$ 4,352,171	$ 4,434,576	$ 4,252,648	$ 4,037,663
Adjusted Pre-tax ROIC	10.1%	10.8%	12.5%	15.2%	11.7%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
4) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
7) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	Last Twelve Months Ended				
	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Numerator					
GAAP Income from operations	$ 588,503	$ 462,174	$ 267,298	$ 236,422	$ 231,423
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	4,212	1,213	6,611	6,578	7,159
Expense related to certain acquired intangible assets[3]	6,717	10,074	9,418	8,949	8,676
Adjusted income from operations	$ 599,432	$ 473,461	$ 283,328	$ 251,949	$ 247,258
Denominator					
Average net debt	$ 2,666,562	$ 2,855,219	$ 2,920,347	$ 2,895,640	$ 2,816,513
Average equity	1,295,874	1,182,444	1,215,266	1,232,717	1,195,856
Total average invested capital	$ 3,962,436	$ 4,037,663	$ 4,135,613	$ 4,128,357	$ 4,012,369
LTM Adjusted Pre-tax ROIC	15.1%	11.7%	6.9%	6.1%	6.2%

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.
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Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Numerator								
GAAP Income from operations	$ 124,023	$ 265,014	$ 118,948	$ 80,517	$ (2,305)	$ 70,138	$ 88,072	$ 75,518
Adjustments:[1]								
Acquisition, integration and restructuring related expenses[2]	3,033	679	487	13	34	6,077	454	594
Amortization of certain acquired intangible assets[3]	1,811	1,797	1,646	1,463	5,168	1,142	1,177	1,190
Adjusted income from operations	$ 128,867	$ 267,490	$ 121,081	$ 81,992	$ 2,897	$ 77,357	$ 89,703	$ 77,302
LTM Adjusted income from operations	$ 646,370	$ 743,680	$ 688,590	$ 599,432	$ 473,461	$ 283,328	$ 251,949	$ 247,258

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.

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Encore Capital Group, Inc. 30 Reconciliation of Net Debt 2018 2019 2020 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 $ 3,593 $ 3,530 $ 3,429 $ 3,513 $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 77 70 89 85 79 73 75 73 69 63 107 92 Cash & cash equivalents (217) (182) (205) (157) (167) (169) (187) (192) (188) (294) (170) (189) Client cash1 26 23 26 22 25 24 22 25 19 21 20 20 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 $ 3,530 $ 3,459 $ 3,340 $ 3,419 $ 3,304 $ 3,144 $ 3,209 $ 3,205 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 2021 2022 2023 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 GAAP Borrowings, as reported $ 3,152 $ 2,999 $ 2,796 $ 2,997 $ 2,934 $ 2,793 $ 2,690 $ 2,899 $ 3,082 $ 3,203 $ 3,114 Debt issuance costs and debt discounts 68 64 60 58 55 50 45 42 44 42 38 Cash & cash equivalents (185) (199) (158) (190) (160) (154) (147) (144) (159) (185) (145) Client cash1 23 24 28 29 26 19 18 18 19 22 19 Net Debt $ 3,058 $ 2,889 $ 2,727 $ 2,895 $ 2,855 $ 2,708 $ 2,607 $ 2,815 $ 2,986 $ 3,083 $ 3,026

Encore Capital Group, Inc. 31 Debt/Equity and Leverage Ratio 2021 2022 2023 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Debt / Equity1 2.5x 2.2x 2.0x 2.5x 2.4x 2.3x 2.3x 2.5x 2.6x 2.6x 2.6x Leverage Ratio2 2.1x 1.9x 1.8x 1.9x 1.9x 2.0x 2.1x 2.4x 2.7x 2.8x 2.8x 1) GAAP Borrowings ÷ Total Encore Capital Group, Inc. stockholders’ equity 2) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2018 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 5.9x 5.7x 4.6x 4.3x 4.1x 3.9x 3.7x 3.4x 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x 2.8x 2.7x 2.7x 2.7x 2.6x 2.4x 2.4x 2.4x

Encore Capital Group, Inc. 32 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q3 2022 foreign currency exchange rates to recalculate Q3 2023 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. Three Months Ended September 30, 2023 (Unaudited, in $M, except per share amounts) As Reported Constant Currency Collections $465 $456 Revenues $310 $302 ERC1 $7,878 $7,574 Operating Expenses $234 $228 GAAP Net Income $19 $19 GAAP EPS $0.79 $0.76 Borrowings1 $3,114 $2,958 1) At September 30, 2023

Cash Efficiency Margin



LTM Cash Efficiency Margin and LTM Cash Receipts (in $M)
2,116
2,153
2,227
2,428
2,006
1,927
54.8%
55.8%
56.5%
59.6%
53.3%
50.8%
FY2018
FY2019
FY2020
FY2021
FY2022
Q3 2023
LTM Cash Receipts
LTM Cash Efficiency Margin

- Cash Efficiency Margin is a comprehensive measure of expense efficiency
- Calculation includes all Encore operating expenses
- $\frac{\text{Cash receipts} - \text{Opex}}{\text{Cash receipts}}$
- We use LTM to match our long-term view of the business

Note: Last Twelve Months ("LTM") Cash Efficiency Margin defined as (LTM Cash receipts – LTM Operating expenses) ÷ LTM Cash receipts, where Cash receipts = Collections + Servicing revenue

Encore Capital Group, Inc.

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Encore Capital Group, Inc. 34 Calculation of Cash Efficiency Margin Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue (Unaudited, in $ thousands, except percentages) FY2018 FY2019 FY2020 FY2021 FY2022 LTM Q3 2023 Collections $ 1,967,620 $ 2,026,928 $ 2,111,848 $ 2,307,359 $ 1,911,537 $ 1,840,373 Servicing revenue $ 148,044 $ 126,527 $ 115,118 $ 120,778 $ 94,922 $ 86,482 Cash receipts (A) $ 2,115,664 $ 2,153,455 $ 2,226,966 $ 2,428,137 $ 2,006,459 $ 1,926,855 Operating expenses (B) $ 956,730 $ 951,336 $ 967,838 $ 981,227 $ 936,173 $ 947,866 LTM Cash Efficiency Margin (A-B)/A 54.8% 55.8% 56.5% 59.6% 53.3% 50.8%

Encore Capital Group, Inc. 35 Cash Collections and Revenue Reconciliation 465 470 303 4 -167 0 50 100 150 200 250 300 350 400 450 500 Cash Collections Recoveries Below Forecast (Under Performance) Expected Cash Collections Portfolio Amortization Revenue from Receivable Portfolios Q3 2023 Collections and Revenue Reconciliation (in $M) $465M Cash Collections from debt purchasing business in Q3 2023 $4M Recoveries Below Forecast, actual cash collections amount below Expected Cash Collections in Q3 2023 $470M Expected Cash Collections, equal to the sum of Q2 2023 ERC plus expected collections from portfolios purchased in Q3 2023 $167M Portfolio Amortization $303M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E Notes: For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$3.2m for the three months ended September 30, 2023.

Encore Capital Group, Inc. 36 Components of Debt Purchasing Revenue 303 286 -4 -13 0 50 100 150 200 250 300 Revenue from Receivable Portfolios Recoveries Below Forecast (Under Performance) Changes in Expected Future Recoveries Debt Purchasing Revenue Q3 2023 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above/Below Forecast is the amount collected compared to forecast for the period and represents over/under performance for the period. 4. Changes in Expected Future Recoveries1 is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F -17 Changes in Recoveries E B G H E B G H 1) References within our reporting to Collections Applied to Principal primarily reflects the aggregate of Changes in Future Period Recoveries plus Portfolio Amortization F F Debt Purchasing Revenue in the Financial Statements